Exhibit 99.2

Press Release

FIS Announces Pricing of Senior Notes Offering

JACKSONVILLE, Fla.—(BUSINESS WIRE)—May 27, 2014— Fidelity National Information Services, FIS™, (NYSE:FIS), the world’s largest provider of banking and payments technology, consulting and outsourcing solutions, today announced the pricing of its sale of $300 million in aggregate principal amount of 1.450% Senior Notes due 2017 and $700 million in aggregate principal amount of 3.875% Senior Notes due 2024 (together, the “Notes”). The Notes will be guaranteed by certain of FIS’ subsidiaries. FIS intends to use the net proceeds from this offering to repay the entire outstanding principal amount of and accrued interest on its revolving credit facility, to repay up to $550 million of the outstanding principal amount of its Term Loan A-4 and for general corporate purposes. Any remaining proceeds will be used, together with additional borrowings under FIS’ revolving credit facility, to fund the purchase, through a call for redemption intended to be effective on or about July 15, 2014, of the entire $500 million aggregate principal amount of its 7.875% senior notes due 2020.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint book-running managers for the offering. The offering of these securities is made only by means of a prospectus supplement and accompanying prospectus. Copies may be obtained by contacting Citigroup Global Markets Inc. at 800.831.9146 or by e-mailing Prospectus@citi.com, J.P. Morgan Securities LLC collect at 212.834.4533 and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 800.294.1322 or by e-mailing Dg.prospectus_requests@baml.com. The Notes are being offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on March 5, 2013.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor will there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. Any offer, solicitation or sale of the Notes will be made only by means of the prospectus supplement and the accompanying prospectus.

About FIS

FIS is the world’s largest global provider dedicated to banking and payments technologies, consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 110 countries. Headquartered in Jacksonville, Fla., FIS employs more than 39,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 434 on the Fortune 500 and is a member of Standard & Poor’s 500(R) Index. For more information about FIS, visit www.fisglobal.com.

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Forward-looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. FIS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, statements regarding FIS’ expectations to close on the sale of the Notes and how FIS will use the proceeds of the offering and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FIS’ Form 10-K and other filings with the SEC.

Source: Fidelity National Information Services

Kim Snider, 904.438.6278

Vice President

FIS Global Marketing and Communications

kim.snider@fisglobal.com

or

Nancy Murphy, 904.438.6192

Senior Vice President

FIS Investor Relations

nancy.murphy@fisglobal.com